                                                                     EXHIBIT 4.4


                          REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement ("Agreement") is made and entered into
                                          ---------
as of September 19, 2000, by and between Telemonde, Inc., a Delaware corporation (the "Company"), MCI WorldCom Global Networks U.S., Inc., a Delaware
      -------
corporation("Global U.S.") and MCI WorldCom Global Networks Limited, a Bermuda
             -----------
company ("Global Limited", and together with Global U.S., the "Investors").
          --------------

     This Agreement is made in connection with the execution and delivery of the Debt Conversion Agreement, dated as of July 25, 2000, by and between the Company and the Investors (the "Debt Conversion Agreement"). Under the terms of the Debt
                        -------------------------
Conversion Agreement, the Investors agreed to cancel and release $9.0 million of Relevant Debt (as such term is defined therein) in exchange for, and in consideration of, the issuance of 15,766,792 shares of Common Stock of the Company and the Company has agreed to provide the registration and other rights set forth in this Agreement.

     The parties hereby agree as follows:

                                   ARTICLE I

     Section 1.01. Definitions. Capitalized terms used and not otherwise defined
                   -----------
herein have the meanings set forth in the Debt Conversion Agreement. The terms set forth below are used herein as so defined:

     "AAA" has the meaning set forth in Section 3.10(b).
      ---

     "AC Registration Rights Agreement" means that certain Registration Rights
      --------------------------------
Agreement entered into as of August 1999 by and between the Company and Atlantic Crossing.

     "AC Warrants" means those certain warrants issued to Atlantic Crossing
      -----------
exercisable into 1.1 million shares of the Company with an exercise price of $5.25 per share.

     "Affiliates" has the meaning set forth in the Exchange Act.
      ----------

     "Atlantic Crossing" means Atlantic Crossing Ltd., a Bermuda company.
      -----------------

     "CCL" means Communications Collateral Limited.
      ---

     "CCL Registration Rights Agreement" means that Registration Rights
      ---------------------------------
Agreement dated as of September 1, 1999 by and between the Company and CCL.

     "CCL Shares" means the shares of Common Stock beneficially owned by CCL as
      ----------
of the date hereof that are registrable pursuant to the CCL Registration Rights Agreement.

     "Commission" means the Securities and Exchange Commission.
      ----------

     "Common Stock" means shares of common stock of the Company, par value
      ------------
$0.001 per share.

     "Dispute" has the meaning set forth in Section 3.10(a).
      -------

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.
      ------------

     "Holder" means the record holder of any Registrable Security or any right
      ------
to receive a Registrable Security.

     "IPO" means the consummation of the initial underwritten public offering
      ---
of Common Stock pursuant to an effective registration statement filed under the Securities Act (other than any registration statement relating to warrants, options or shares of capital stock of the Company granted or to be granted or sold primarily to employees, directors, or officers of the Company, as a registration statement filed pursuant to Rule 145 under the Securities Act or any successor rule or a registration statement relating to employee benefit plans or interests therein) and the listing of such Common Stock on a national securities exchange or the quotation of prices therefor on NASDAQ (NMS) or on NASDAQ (SMALLCAP).

     "Issued Share Capital" means (i) all shares of issued and outstanding
      --------------------
capital stock of the Company and (ii) all shares of capital stock of the Company issuable upon the exercise of any right to subscribe for or convert any debt or other instrument into or to exercise any option or warrant for such shares of capital stock.

     "Losses" has the meaning set forth in Section 2.06.
      ------

     "Person" means any individual, corporation (including any non-profit
      ------
corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or governmental entity.

     "Priority Offering" means any registered primary offering of securities of
      -----------------
the Company commencing on or prior to the date which is nine months from the closing date of the Company's IPO.

     "Registrable Securities" means (i) the shares of Common Stock and all
      ----------------------
other securities of the Company acquired by the Investors pursuant to the Debt Conversion Agreement; and (ii) the shares of Common Stock issuable with respect to the Shares of Common Stock and securities referred to in the foregoing clause
(i) pursuant to Section 1.02 hereof, until such time as such securities cease to be Registrable Securities pursuant to Section 1.03 hereof.

     "Registration Expenses" has the meaning set forth in Section 2.05.
      ---------------------

     "Securities Act" means the Securities Act of 1933, as amended.
      --------------

     "Selling Expenses" has the meaning set forth in Section 2.05.
      ----------------

     "Selling Holder" means a Holder who is selling Registrable Securities
      --------------
pursuant to a registration statement.

     "Senior Registration Rights" has the meaning set forth in Section 2.07.
      --------------------------

     Section 1.02. Stock Splits, Dividends, Recapitalizations, Etc. Any shares
                   -----------------------------------------------
or other securities resulting from any stock split, stock dividend, reclassification of the Common Stock of the Company, merger, consolidation or reorganization of the Company which may be received by the Holder shall also be deemed to be Registrable Securities.

     Section 1.03. Registrable Securities. Any Registrable Security will cease
                   ----------------------
to be a Registrable Security when (i) a registration statement covering such Registrable Security has been declared effective by the Commission and such Registrable Security has been issued, sold or disposed of pursuant to such effective registration statement; (ii) such Registrable Security is disposed of pursuant to Rule 144 (or any similar provision then in force) under the Securities Act; or (iii) such Registrable Security is held by the Company or any of its subsidiaries.

                                  ARTICLE II

     Section 2.01. Registration in Connection with the IPO. Each of the
                   ---------------------------------------
Investors hereby acknowledges and the Company represents and warrants that no party other than CCL, and then only with respect to the CCL Shares, has or shall have any right to have any shares of capital stock of the Company registered by the Company in connection with the IPO.

     Section 2.02. Demand Registration. (a) On any date on or after the
                   -------------------
consummation of the IPO, a Holder(s) may request (the "Initiating Request") the Company register under the Securities Act all of the Registrable Securities held by the Holder(s) for sale in the manner specified in such notice and in accordance with Section 2.04 below.

     (b) Promptly, and in any event within ten (10) days, following receipt of any notice under this Section 2.02, the Company immediately shall notify all other Holders of the receipt of notice under this Section 2.02 and shall use its best efforts to register under the Securities Act in accordance with Section
2.04 below, for public sale in accordance with the method of disposition specified in such notice from the Holder, the Registrable Securities specified in the Holder's notice and in any notices received from other Holders no later than the later of the tenth (10th) business day after receipt of the notice sent by the Company (such other Holders together with the Holder who submitted the Initiating Request are hereinafter referred to as the "Requesting Holders"). If
                                                       ------------------
such method of disposition shall be an underwritten public offering, the Company may designate the managing underwriter of such offering, subject to the approval of Requesting Holders holding a majority of the Registrable Securities to be registered. Except as specified in the following sentence, the Company shall be obligated to register Registrable Securities pursuant to this Section 2.02 on two (2) occasions only. No request for registration of Registrable Securities may be given prior to the date six (6) months after the effective date of a registration statement with respect to Registrable Securities pursuant to this
Section 2.02. A request pursuant to this Section 2.02 shall be counted only when
(i) all the Registrable Securities requested to be included in any such registration have been so included, (ii) the corresponding registration statement has become effective under the Securities Act, and (iii) the public offering has been consummated and the Registrable Securities have been sold on the terms and conditions specified therein. Notwithstanding anything to the contrary contained herein, the Company may delay the filing or effectiveness of a registration statement for up to forty-five (45) days after receipt of a request hereunder if (i) at the time of such request the Company is engaged in a firm commitment underwritten public offering of shares of its capital stock in which Holders may include Registrable Securities or (ii) the Board of Directors of the Company determines in its reasonable judgment and in good faith that the filing of such a registration statement or the making of any required disclosure in connection therewith would have a material adverse effect on the Company or substantially interfere with a significant transaction in which the Company is then engaged.

     (c) The Company shall be entitled to include in any registration statement filed pursuant to this Section 2.02, for sale in accordance with the method of disposition specified by the Requesting Holders, securities of the Company entitled generally to vote in the election of directors (or any securities convertible into or exchangeable for or exercisable for the purchase of securities so entitled generally to vote in the election of directors).

     (d) Subject to Section 2.02(e) below and otherwise notwithstanding anything herein to the contrary, if the Company shall have received a demand request for registration from any Person other than a Holder and the Holders shall not have had an opportunity to have their Registrable Securities registered in full prior to the Company's receipt of such demand request, then the Company shall promptly notify the Holders in writing of its receipt of such written request and the Holders shall have five (5) business days from the date of their receipt of such notice to elect to exercise one of their demand registration rights in respect of the Registrable Securities which exercise shall be deemed to have occurred immediately prior to such other demand request, in which event, the shares of Common Stock of any other Person (other than a Holder) who demanded or, prior to the effective date of the registration statement being filed in respect of the Holders' shares of Common Stock, demands registration of their shares of Common Stock, may be included in such registration; provided, however, that the number of shares of Common Stock of such Person(s) (other than a Holder) to be included in such a registration may be reduced or eliminated if and to the extent the managing underwriter shall render to the Company its opinion that such inclusion would jeopardize the successful marketing of the Registrable Securities proposed to be sold therein.

     (e) The Investors hereby acknowledge that the rights of the Holders set forth herein are subject to and shall not affect in any way, the registration rights of (i) Atlantic Crossing set forth in the AC Registration Rights Agreement in respect of 1.1 million shares of Common Stock issuable by the Company to Atlantic Crossing upon exercise of the AC Warrants and (ii) CCL set forth in the CCL Registration Rights Agreement, in each case as now in effect. The Company hereby covenants that it shall not, without the prior written consent of all of the Holders, increase the number of shares covered by the AC Registration Rights Agreement or the CCL Registration Rights Agreement or grant additional registration rights to Atlantic Crossing or CCL, or amend the AC Registration Rights Agreement or the CCL Registration Rights Agreement in any way that could, in the reasonable opinion of the Holders, adversely affect the ability of the Holders to effect the registration of the Registrable Securities; provided, however, that the Investors acknowledge and agree that the Company may reduce the exercise price of the CCL Warrants without increasing the number of shares issuable upon exercise thereof.

     Section 2.03. Piggy-Back Registration. If the Company proposes to register
                   -----------------------
any securities under the Securities Act for sale to the public (other than in an
IPO), whether for its
own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4 or S-8 for purposes permissible under such forms as of the date hereof, or any successor forms for comparable purposes that may be adopted by the Commission), each such time the Company will give written notice to all Holders of its intention to do so (but in any event no less than fifteen (15) business days before the anticipated filing date). Upon the written request of any such Holder, received by the Company no later than the tenth (10th) business day after receipt by such Holder of the notice sent by the Company, to register, on the same terms and conditions as the shares of securities otherwise being sold pursuant to such registration, any of its Registrable Securities (which request shall state the intended method of disposition thereof), the Company will use its best efforts to cause the Registrable Securities as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company on the same terms and conditions as any similar securities included therein, all to the extent requisite to permit the sale or other disposition by each Holder (in accordance with its written request) of such Registrable Securities so registered; provided, however, that
                                                       -----------------
the Company may at any time prior to the effectiveness of any such registration statement, in its sole discretion and without the consent of any Holder, abandon the proposed offering. The number of Registrable Securities to be included in such a registration may be reduced or eliminated if and to the extent the managing underwriter shall render to the Company its opinion that such inclusion would jeopardize the successful marketing of the securities (including the Registrable Securities) proposed to be sold therein; provided, however, that
                                                     -----------------
such number of shares of Registrable Securities shall not be reduced (i) if, in the context of a Priority Offering, shares of Common Stock are to be included in such underwriting for the account of any other Person (other than CCL, and then only with respect to the CCL Shares) or (ii) unless, in the context of any primary offering other than a Priority Offering, the shares to be included in such underwriting for the account of any Person are also reduced on a pro rata basis. Within ten (10) business days after receipt by each Holder proposing to sell Registrable Securities pursuant to the registered offering of the opinion of such managing underwriter, all such Holders may allocate among themselves the number of shares of such Registrable Securities which such opinion states may be distributed without adversely affecting the distribution of the securities covered by the registration statement (or if such registered holders are unable to agree among themselves with respect to such allocation, such allocation shall be in proportion to the respective numbers of shares specified in their respective written requests). Notwithstanding anything to the contrary contained in this Section 2.03, in the event that there is a firm underwriting commitment offer of securities of the Company pursuant to a registration statement covering Registrable Securities and a Holder does not elect to sell its Registrable Securities to the underwriters of the Company's securities in connection with such offering, such Holder shall not offer for sale, sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any shares of Common Stock, or any securities convertible into or exchangeable into or exercisable for any shares of Common Stock during the period of distribution of the Company's securities by such underwriters, which shall be specified in writing by the underwriters and shall not exceed sixty (60) days following the date of effectiveness under the Securities Act of the registration statement relating thereto.

     Section 2.04. Registration Procedures. If and whenever the Company is
                   -----------------------
required pursuant to this Agreement to effect the registration of any of the Registrable Securities under the Securities Act, the Company will, as expeditiously as possible:

     (a) prepare and file as promptly as possible with the Commission a registration statement in accordance with this Article II with respect to such securities (which filing made pursuant to Section 2.02 shall be made within thirty (30) days after the receipt by the Company of a notice requesting such registration or at such later date as may reasonably be expected to result in such registration statement being declared effective by the Commission on or prior to the date which is two hundred seventy (270) days from the closing date of the IPO) and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (as determined below);

     (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified below and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement in accordance with the sellers' intended method of disposition set forth in such registration statement for such period;

     (c) furnish to each Selling Holder and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus and each document incorporated by reference therein prior to the filing with the Commission) as such Persons may reasonably request in order to review such documentation and to facilitate the public sale or other disposition of the Registrable Securities covered by such registration statement;

     (d) use its best efforts to register or qualify the Registrable Securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as the Selling Holders or, in the case of an underwritten public offering, the managing underwriter, shall reasonably request;

     (e) immediately notify each Selling Holder and each underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

     (f) furnish at the request of a Selling Holder, (i) on the date that Registrable Securities are delivered to the underwriters for sale pursuant to such registration statement (or on the effective date in the case of an offering that is not underwritten), an opinion of counsel for the Company dated as of such date and addressed to the underwriters, if any, and to the Selling Holders, stating that such registration statement has become effective under the Securities Act and that (A) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (B) the registration statement, the related prospectus, and each amendment or supplement thereof, comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations thereunder of the Commission (except that such counsel need express no opinion as to the financial statements or any engineering report contained or incorporated therein) and (C) to such other effects as may reasonably be requested by counsel for the underwriters or by any such Selling Holder or its counsel; and (ii) on the effective date of the registration statement and on the date that Registrable Securities are delivered to the underwriters for sale pursuant to such registration statement, a letter dated such dates from the independent accountants retained by the Company, addressed to the underwriters, if any, and to the Selling Holders, stating that they are independent public accounts within the meaning of the Securities Act and that, in the opinion of such accountings, the financial statements of the Company and the schedules thereto that are included or incorporated by reference in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable requirements of the Securities Act and the published rules and regulations promulgated thereunder, and such letter shall additionally address such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) included in the registration statement in respect to which such letter is being given as the underwriters or any Selling Holder may reasonably request;

     (g) use its best efforts to keep effective and maintain a registration, qualification, approval or listing on a national securities exchange or the quotation of prices thereof on NASDAQ (NMS) or NASDAQ (SMALLCAP) obtained to cover the Registrable Securities as may be necessary for the Selling Holders to dispose thereof, and shall from time to time amend or supplement any prospectus used in connection therewith to the extent necessary in order to comply with applicable law;

     (h) use its best efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Selling Holders to consummate the disposition of such Registrable Securities; and

     (i) enter into customary agreements (including, if requested, an underwriting agreement in the customary form) and take such other actions as are reasonably requested by the Selling Holders or the underwriters, if any, in order to expedite or facilitate the disposition of such Registrable Securities. The period of distribution of Registrable Securities in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Registrable Securities in any other registration shall be deemed to extend until the earlier of the sale of all Registrable Securities covered thereby or the fulfillment of the Company's obligations under subsection
(g) of this Section 2.04.

     In connection with each registration hereunder, each Selling Holder will furnish promptly to the Company in writing such information with respect to itself and the proposed distribution by it as shall be reasonably necessary in order to ensure compliance with federal and applicable state securities laws.

     In connection with each registration hereunder with respect to an underwritten public offering, each Selling Holder agrees to enter into a written agreement with the managing underwriter or underwriters selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between underwriters and companies of the Company's size and investment stature, provided that such agreement shall not contain any such provision applicable to the Selling Holders that is inconsistent with the provisions hereof; and further provided, that the time and place of the consummation of the transactions under said agreement shall be as mutually agreed upon among the Company, the Selling Holders and such managing underwriter.

     Section 2.05. Expenses. (a) All expenses incident to the Company's
                   --------
performance or compliance with this Agreement, including without limitation, all registration and filing fees, blue sky fees and expenses, printing expenses, listing fees, fees and disbursements of counsel and independent public accountants for the Company, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, and costs of insurance and reasonable out-of-pocket expenses of the Selling Holders, but excluding any Selling Expenses (as defined below), are herein called "Registration Expenses." All underwriting, discounts and selling commissions
 ---------------------
attributable to the sale of the Registrable Securities are herein called "Selling Expenses."
 ----------------

     (b) The Company will pay all Registration Expenses with each registration statement filed pursuant to this Agreement, whether or not the registration becomes effective, and the Selling Holders shall pay Selling Expenses in connection with any Registrable Securities registered pursuant to this Agreement.

     Section 2.06. Indemnification. (a) In the event of a registration of any
                   ---------------
Registrable Securities under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless each Selling Holder thereunder and each underwriter of Registrable Securities thereunder and each Person, if any, who controls such Selling Holder or underwriter within the meaning of the Securities Act and the Exchange Act, against any losses, claims, damages or liabilities, including reasonable attorneys' fees ("Losses"), joint or several, to which such
                                       ------
Selling Holder or underwriter or controlling Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act pursuant to this Agreement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such Selling Holder, each such underwriter and each such controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or actions; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Selling Holder, such underwriter or such controlling Person in writing specifically for use in such registration statement or prospectus.

     (b) Each Selling Holder agrees to indemnify and hold harmless the Company, its directors, officers, employees and agents and each Person, if any, who controls the Company within the meaning of the Securities Act or of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Selling Holder, but only with respect to information with respect to such Selling Holder furnished in writing by or on behalf of such

Selling Holder expressly for inclusion in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto.

     (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under this Section 2.06. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.06 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense and employ counsel or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

     (d) If the indemnification provided for in this Section 2.06 is available to the Company or the Selling Holders or is insufficient to hold them harmless in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and expenses as between the Company on the one hand and each Selling Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of each Selling Holder on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and each Selling Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statements of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

     Section 2.07. Senior Registration Rights. The Company shall not grant or
                   --------------------------
permit to exist any registration rights to any other person which registration rights are senior to the registration rights of any Holder of Registrable Securities ("Senior
                                                              ------
Registration Rights"), unless either (i) the Company shall first obtain the
-------------------
written consent of the Holders of a majority of the Registrable Securities or
(ii) each Holder of Registrable Securities is also granted Senior Registration Rights. The Investors hereby consent to the existence of those registration rights previously granted to CCL and Atlantic Crossing as expressly set forth in the CCL Registration Rights Agreement and the AC Registration Rights Agreement, respectively.

                                  ARTICLE III

     Section 3.01. Communications. All notices and other communications provided
                   --------------
for or permitted hereunder shall be made in writing by registered or certified first-class mail, return receipt requested, telex, telegram, telecopy, courier service or personal delivery:

     (i) if to a Holder of Registrable Securities, at the most current address given by such Holder of the Company in accordance with the provisions of this Section 3.01, which address initially is, with respect to each of the Investors, the address for such Investor set forth in the Debt Conversion Agreement, and

     (ii) if to the Company, initially at its address set forth in the Debt Conversion Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 3.01.

     All such notices and communications shall be deemed to have been duly given at the time delivered by hand, if personally delivered; four days after mailed by certified mail, return receipt requested, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

     Section 3.02. Counterparts. This Agreement may be executed in any number of
                   ------------
counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

     Section 3.03. Headings. The headings in this Agreement are for convenience
                   --------
of reference only and shall not limit or otherwise affect the meaning hereof.

     Section 3.04. Governing Law. The laws of the State of New York shall govern
                   -------------
this Agreement without regard to principles of conflict of laws.

     Section 3.05. Severability of Provisions. Any provision of this Agreement
                   --------------------------
which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.

     Section 3.06. Attorneys' Fees. In any action or proceeding brought to
                   ---------------
enforce any provision of this Agreement, the successful party shall be entitled to recover reasonable attorneys' fees in addition to its costs and expenses and any other available remedy.

     Section 3.07. Amendment. This Agreement may be amended only by means of a
                   ---------
written amendment signed by the Company and by the Holders of a majority of the Registrable Securities.

     Section 3.08. Registrable Securities Held by the Company or Its Affiliates.
                   ------------------------------------------------------------
In determining whether the Holders of the required amount of Registrable Securities have concurred in any direction, amendment, supplement, waiver or consent, Registrable Securities owned by the Company or its Affiliates shall be disregarded.

     Section 3.09. Assignment. The rights of each of the Investors under this
                   ----------
Agreement shall be assignable only to Affiliates. Any prohibited assignment or attempted assignment shall be void.

     Section 3.10. Arbitration.
                   -----------

     (a) Binding Arbitration. On the request of either the Company or an
         -------------------
Investor (whether made before or after the institution of any legal proceeding), any action, dispute, claim or controversy of any kind now existing or hereafter arising between any of the parties hereto in any way arising out of, pertaining to or in connection with this Agreement (a "Dispute") shall be resolved by
                                            -------
binding arbitration in accordance with the terms hereof. Either the Company or the an affected Investor may, by summary proceedings, bring an action in court to compel arbitration of any Dispute.

     (b) Governing Rules. Any arbitration shall be administered by the American
         ---------------
Arbitration Association (the "AAA") in accordance with the terms of this
                              ---
Section, the Commercial Arbitration Rules of the AAA, and, to the maximum extent applicable, the Federal Arbitration Act. Judgment on any award rendered by an arbitrator may be entered in any court having jurisdiction.

     (c) Arbitrators. Arbitration hereunder shall be before a three-person
         -----------
panel of neutral arbitrators, consisting of one person from each of the following categories: (i) an attorney who has practiced in the area of commercial law for at least ten (10) years or a retired judge at the United States District Court or an appellate court level; (ii) a person with at least ten (10) years experience in capital financing or investment banking; and (iii) a person with at least ten (10) years experience in the telecommunications industry. The AAA shall submit a list of persons meeting the criteria outlined above for each category of arbitrator, and the parties shall select one person from each category in the manner established by the AAA. If the parties cannot agree on an arbitrator within thirty (30) days after the request for an arbitration, then any party may request the AAA to select an arbitrator. The arbitrators may engage engineers, accountants or other consultants that the arbitrator deems necessary to render a conclusion in the arbitration proceeding.

     (d) Conduct of Arbitration. To the maximum extent practicable, an
         ----------------------
arbitration proceeding hereunder shall be concluded within one hundred eighty
(180) days of the filing of the Dispute with the AAA. Arbitration proceedings shall be conducted in New York, New York. Arbitrators shall be empowered to impose sanctions and to take such other actions as the arbitrators deem necessary to the same extent a judge could impose sanctions or take such other actions pursuant to the Federal Rules of Civil Procedure and applicable law. At the conclusion of any arbitration proceeding, the arbitrator shall make specific written findings of fact and conclusions of law. The arbitrators shall have the power to award recovery of all costs and fees to the prevailing party. The Company and each of the Investors each agrees to keep all Disputes and arbitration proceedings strictly confidential except for disclosure of information required by applicable law.

     (e) Costs of Arbitration. All fees of the arbitrators and any engineer,
         --------------------
accountant or other consultant engaged by the arbitrators, shall be paid by the parties thereto equally unless otherwise awarded by the arbitrators.

     Section 3.11. Facsimiles. This Agreement may be executed by a facsimile
                   ----------
signature, which shall have the same force and effect as a manually executed signature.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ATTEST:                                      TELEMONDE, INC.

/s/ Gottfried von Bismarck                   By: /s/ Adam Bishop
---------------------------                      ---------------------------
Secretary                                    Title: President

                                             MCI WORLDCOM GLOBAL NETWORKS
                                             U.S., INC.

                                             By: /s/ David Myers
                                                 ---------------------------
                                             Title:

                                             MCI WORLDCOM GLOBAL NETWORKS
                                             LIMITED

                                             By: /s/ David Myers
                                                 ---------------------------
                                             Title: